                         DRESDNER RCM GLOBAL FUNDS, INC.



    -------------------------------------------------------------------------



                            DRESDNER RCM MIDCAP FUND
                           DRESDNER RCM SMALL CAP FUND



    -------------------------------------------------------------------------









                                October 30, 2000


      This prospectus contains essential information for anyone considering an investment in these Funds. Please read this document carefully and keep it for future reference.

      The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. It is a criminal offense to state or suggest otherwise.

                                                              TABLE OF CONTENTS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                          RISK/RETURN SUMMARY AND FUND EXPENSES
----------------------------------------------------------------------- -----------------------------------------------------------
THIS SECTION SUMMARIZES THE FUNDS' INVESTMENTS, RISKS, PAST                3      Dresdner RCM MidCap Fund
PERFORMANCE, AND FEES.                                                     6      Dresdner RCM Small Cap Fund



                                                                          INVESTMENT STRATEGIES, POLICIES AND RISKS
----------------------------------------------------------------------- -----------------------------------------------------------
THIS SECTION PROVIDES DETAILS ABOUT THE FUNDS' INVESTMENT STRATEGIES,      9      Investment Strategies and Policies
POLICIES AND RISKS.                                                        11     Other Investment Practices
                                                                           13     Changing the Funds' Investment Objectives and
                                                                                  Policies
                                                                           13     Investment Risks


                                                                          ORGANIZATION AND MANAGEMENT
----------------------------------------------------------------------- -----------------------------------------------------------
THIS SECTION PROVIDES DETAILS ABOUT THE PEOPLE AND ORGANIZATIONS WHO       16     The Funds and the Investment Manager
OVERSEE THE FUNDS.                                                         16     The Portfolio Managers
                                                                           16     Management Fees and Other Expenses
                                                                           16     The Distributor



                                                                          STOCKHOLDER INFORMATION
----------------------------------------------------------------------- -----------------------------------------------------------
THIS SECTION TELLS YOU HOW TO BUY, SELL AND EXCHANGE SHARES, HOW WE        17     Buying Shares
VALUE SHARES, AND HOW WE PAY DIVIDENDS AND DISTRIBUTIONS.                  19     Selling Shares
                                                                           20     Other Stockholder Services and Account Policies
                                                                           23     Dividends, Distributions and Taxes

                                                                          FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------- -----------------------------------------------------------
THIS SECTION PROVIDES DETAILS ON SELECTED FINANCIAL HIGHLIGHTS OF THE      25     Dresdner RCM MidCap Fund
FUNDS.                                                                     26     Dresdner RCM Small Cap Fund

RISK/RETURN SUMMARY AND FUND EXPENSES

DRESDNER RCM MIDCAP FUND



Goal: The Fund's goal is to seek long-term capital appreciation by investing 65% of its total assets (which includes cash) and 80% of its investments (which excludes cash) in equity and equity-related securities of small- to medium-sized domestic companies.

Principal Investment Strategies:   The Fund invests in small- to medium-sized
                                   companies with total market capitalizations not exceeding those of the largest company included in the Russell Midcap Growth Index, which currently is $31.6 billion. The Fund may also invest up to 10% of its total assets in foreign issuers.

                                   The Fund focuses its investment on companies that it expects will have higher than average rates of growth and strong potential for capital appreciation.

Principal Investment Risks:        Because the values of the Fund's investments
                                   will fluctuate with market conditions, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments.

                                   The values of the Fund's investments
                                   fluctuate in response to the activities of individual companies and general stock market and economic conditions. Stock prices of smaller and newer companies often fluctuate more than those of larger, more established companies.

                                   AN INVESTMENT IN THE FUND IS NOT A BANK
                                   DEPOSIT AND IS NOT INSURED OR GUARANTEED BY
                                   THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                                   ANY OTHER GOVERNMENT AGENCY.

      PERFORMANCE

      The charts on the next page show the performance of the Fund as a series of the Capital Company and prior to its proposed reorganization as a newly created series of the Global Company. The information shows how the Fund has performed and provides some indication of the risks of investing in the Fund by showing how its performance has varied from year to year. The bar chart shows changes in the yearly performance of the Fund. The chart below it compares the performance of the Fund over time to the Standard & Poor's MidCap 400 Index and the Russell Midcap Growth Index.

      Both charts assume reinvestment of dividends and distributions. Of course, past performance does not necessarily indicate how the Fund will perform in the future.

                           Year-by-Year Total Returns

============================================================================================================
          1990      1991      1992      1993      1994      1995      1996      1997      1998      1999
------------------------------------------------------------------------------------------------------------
          -4.12%    48.23%    7.03%     10.72%    0.76%     34.53%    19.07%    17.50%    15.06%    60.18%

      For the period covered by this year by year total return chart, the Fund's highest quarterly return was 42.24% (for the fourth quarter ended 1999) and the lowest quarterly return was -22.87% (for the third quarter ended 1998).

                          Average Annual Total Returns
                           (through December 31, 1999)

                        ----------------------------------------------------------------------------
                        FUND                ONE          FIVE       TEN YEARS        SINCE
                        INCEPTION          YEAR         YEARS                      INCEPTION
----------------------------------------------------------------------------------------------------
FUND SHARES                 11/6/79        60.18%       28.24%        19.40%         21.22%
----------------------------------------------------------------------------------------------------
S&P MIDCAP 400 INDEX         ____          14.72%       23.04%        17.31%          N/A
----------------------------------------------------------------------------------------------------
RUSSELL MIDCAP               ____          51.31%       28.03%        18.96%          N/A
GROWTH INDEX*
----------------------------------------------------------------------------------------------------


* Effective December 21, 1999 the Fund's performance benchmark was changed from the S & P Midcap 400 Index to the Russell Midcap Growth Index. The Fund's Board of Directors believes that the composition of the Russell Midcap Growth Index more accurately reflects the market capitalization ranges and types of securities in which the Fund primarily invests in.

FEES AND EXPENSES


      The Fund has both a Non-Institutional Class ("Class N") and an Institutional Class ("Class I") of shares. As an investor in the Fund, you will pay the following fees and expenses.


SHAREHOLDER FEES                                                                 Class of Shares
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                        ---------------
None                                                                       Class I             Class N
                                                                           -------             -------

ANNUAL FUND OPERATING EXPENSES (FEES PAID FROM FUND ASSETS)
Management fees                                                              0.75%               0.75%
-------------------------------------------------------------------------------------------------------
Rule 12b-1 fee                                                                None               0.25%
-------------------------------------------------------------------------------------------------------
Other expenses                                                               0.04%               0.48%
-------------------------------------------------------------------------------------------------------
Total annual Fund operating expenses                                         0.80%               1.48%
-------------------------------------------------------------------------------------------------------
Less: Fees waived and Reimbursed(1)                                          0.03%               0.46%
-------------------------------------------------------------------------------------------------------
Net operating expenses(1)                                                    0.77%               1.02%
-------------------------------------------------------------------------------------------------------

(1) The Investment Manager has contractually agreed until at least June 30, 2003, to pay each quarter the amount, if any, by which the ordinary operating expenses for the quarter (except interest, taxes and extraordinary expenses) exceed the annualized rate of 0.77% for Class I and 1.02% for Class N. The Fund may reimburse the Investment Manager in the future.

EXAMPLE

      Use this table to compare fees and expenses of the Fund with those of other funds. It illustrates the amount of fees and expenses you would pay assuming:

      -       $10,000 investment in the Fund
      -       5% annual return
      -       redemption at the end of each period
      -       no changes in the Fund's operating expenses

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                             One          Three         Five          Ten
                             Year         Years         Years         Years
Class I*                     $79          $246          $435          $981
Class N*                     $104         $325          $669          $1,643

* Assuming the Investment Manager continues to reimburse the ordinary operating expenses which exceed the annualized rate of 0.77% for Class I and 1.02% for Class N, your expenses for the periods indicated would be $79, $246, $428 and $954 for Class I and $104, $325, $563 and $1,248 for Class N. However, there is no guarantee that the Investment Manager will continue such reimbursement policy.

DRESDNER RCM SMALL CAP FUND

RISK/RETURN SUMMARY

Goal: The Fund's goal is to seek long-term capital appreciation by investing 65% of its total assets (which includes cash) and 80% of its investments (which excludes cash) in equity and equity-related securities of small companies.

Principal Investment Strategies:   Under normal market conditions, the Fund
                                   invests at least 90% of its investments in companies with market capitalizations, at the time of purchase, within the range of market capitalizations of companies included in the Russell 2000 Index, which currently ranges between $12.6 million to $5.8 billion. The
                                   Fund may also invest up to 10% of its total assets in foreign issuers.

                                   The Fund will maintain a weighted-average market capitalization that is no less than 50% and no more than 200% of the weighted-average market capitalization of the securities that comprise the Russell 2000 Index.



                                   The Fund focuses its investments on companies that it expects will have higher than average rates of growth and strong potential for capital appreciation.

Principal Investment Risks:        Because the values of the Fund's investments
                                   will fluctuate with market conditions, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments.

                                   The values of the Fund's investments
                                   fluctuate in response to the activities of individual companies and general stock market and economic conditions. The stock prices of smaller and newer companies often fluctuate more than those of larger, more established companies.

                                   AN INVESTMENT IN THE FUND IS NOT A BANK
                                   DEPOSIT AND IS NOT INSURED OR GUARANTEED BY
                                   THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                                   ANY OTHER GOVERNMENT AGENCY.

      PERFORMANCE

      The charts on the next page show the performance of the Fund as a series of the Capital Company and prior to its proposed reorganization as a newly created series of the Global Company. The information shows how the Fund has performed and provides some indication of the risks of investing in the Fund by showing how its performance has varied from year to year. The bar chart shows changes in the yearly performance of the Fund. The chart below it compares the performance of the Fund over time to the Russell 2000 Index.

      Both charts assume reinvestment of dividends and distributions. Of course, past performance does not necessarily indicate how the Fund will perform in the future.

                           Year-by-Year Total Returns

=============================================================================
          1993      1994      1995      1996      1997      1998      1999
-----------------------------------------------------------------------------
          9.20%     -2.16%    34.08%    34.39%    19.49%    1.11%     12.40%

      For the periods covered by this year by year total return chart, the Fund's highest quarterly return was 27.06% (for the fourth quarter ended 1999) and the lowest quarterly return was -26.61% (for the third quarter ended 1998).

                          Average Annual Total Returns
                           (through December 31, 1999)

                         -----------------------------------------------------------------------
                                   FUND              ONE             FIVE            SINCE
                                 INCEPTION          YEAR             YEARS         INCEPTION
------------------------------------------------------------------------------------------------
FUND SHARES                       1/3/92           12.40%           19.60%           15.62%
------------------------------------------------------------------------------------------------
RUSSELL 2000 INDEX                  __             21.26%           16.69%           14.68%
------------------------------------------------------------------------------------------------

FEES AND EXPENSES

The Fund has both a Non-Institutional Class ("Class N") and an Institutional Class ("Class I") of shares. The Fund's Class N shares are not currently being offered for sale. As an investor in the Fund, you will pay the following fees and expenses.


SHAREHOLDER FEES                                                                 Class of Shares
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                        ---------------
None                                                                       Class I             Class N
                                                                           -------             -------

ANNUAL FUND OPERATING EXPENSES (FEES PAID FROM FUND ASSETS)
Management fees                                                              1.00%               1.00%
------------------------------------------------------------------------------------------------------
Rule 12b-1 fee                                                                None               0.25%
------------------------------------------------------------------------------------------------------
Other expenses                                                               0.09%               0.61%
------------------------------------------------------------------------------------------------------
Total annual Fund operating expenses                                         1.09%               1.86%
------------------------------------------------------------------------------------------------------
Less: Fees waived and Reimbursed(1)                                          0.07%               0.59%
------------------------------------------------------------------------------------------------------
Net operating expenses(1)                                                    1.02%               1.27%
------------------------------------------------------------------------------------------------------

(1) The Investment Manager has contractually agreed until at least June 30, 2003, to pay each quarter the amount, if any, by which the ordinary operating expenses for the quarter (except interest, taxes and extraordinary expenses) exceed the annualized rate of 1.02% for Class I and 1.27% for Class N. The Fund may reimburse the Investment Manager in the future.

EXAMPLE

      Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      -       $10,000 investment in the Fund
      -       5% annual return
      -       redemption at the end of each period
      -       no changes in the Fund's operating expenses

Because this example is hypothetical and for comparison only, your actual costs will be different.

                        One           Three         Five          Ten
                        Year          Years         Years         Years
Class I*                $104          $325          $579          $1,309
Class N*                $129          $403          $831          $2,025

* Assuming the Investment Manager continues to reimburse the ordinary operating expenses which exceed the annualized rate of 1.02% for Class I and 1.27% for Class N, your expenses for the periods indicated would be $104, $325, $563 and $1,248 for Class I and $129, $403, $697 and $1,534 for Class N. However, there is no guarantee that the Investment Manager will continue such reimbursement policy.

INVESTMENT STRATEGIES, POLICIES AND RISKS

      The following pages provide additional information about the Funds' principal investment strategies and risks, as well as certain other important investment policies

INVESTMENT STRATEGIES AND POLICIES

      HOW DO THE FUNDS SELECT EQUITY INVESTMENTS?

      While the Funds emphasize investments in growth companies, the Funds also may invest in other companies that are not traditionally considered to be growth companies, such as emerging growth companies and cyclical and semi-cyclical companies in developing economies, if the Investment Manager believes that such companies have above-average growth potential.

      When the Investment Manager analyzes a specific company it evaluates the fundamental value of each enterprise as well as its prospects for growth. In most cases, these companies have one or more of the following characteristics:

               -     Superior management
               -     Strong balance sheets
               -     Differentiated or superior products or services
               - Substantial capacity for growth in revenue through either an expanding market or expanding market share
               -     A strong commitment to research and development
               -     A steady stream of new products or services

      The Funds do not seek current income, and do not restrict their investments to companies with a record of dividend payments.

      When evaluating foreign companies, the Investment Manager may also consider the anticipated economic growth rate, political outlook, inflation rate, currency outlook, and interest rate environment for the country and the region in which the company is located, as well as other factors it deems relevant.

      In addition to traditional research activities, the Investment Manager uses research produced by its Grassroots(SM) Research operating group. Grassroots(SM) Research prepares research reports based on field interviews with customers, distributors, and competitors of the companies that the Investment Manager follows. The Investment Manager believes that Grassroots(SM) Research can be a valuable adjunct to its traditional research efforts by providing a "second look" at companies in which the Funds might invest and by checking marketplace assumptions about market demand for particular products and services.

      WHAT KINDS OF EQUITY SECURITIES DO THE FUNDS INVEST IN?

      The Funds invest primarily in common stocks. Subject to the restrictions described above, the Funds may invest in companies of any size. Common stocks represent the basic equity ownership interests in a company.

      The Funds may also invest in other equity and equity-related securities. These include preferred stock, convertible preferred stock, convertible debt obligations, warrants or other rights to acquire stock.

OTHER INVESTMENT PRACTICES

      DO THE FUNDS HEDGE THEIR INVESTMENTS?

      Each Fund may purchase and sell stock index futures contracts and options on those futures contracts as a hedge against changes in market conditions that may result in changes in the value of the Fund's portfolio securities and not for speculation.

      DO THE FUNDS INVEST IN FOREIGN SECURITIES?

      Each Fund may invest up to 10% of its total assets in the following types of foreign equity and equity-related securities:

- Securities of companies that are organized or headquartered outside the United States, or that derive at least 50% of their total revenue outside the United States.
- Securities that are principally traded outside the United States, regardless of where the issuer of such securities is organized or headquartered or where its operations principally are conducted.
-   American Depositary Receipts.
- Securities of other investment companies investing primarily in such equity and equity-related foreign securities.

      Such investments are not currently a principal investment technique for either Fund. However, if foreign securities present attractive investment opportunities, either Fund may increase the percentage of its total assets in foreign securities, subject to the limits described above.

      DO THE FUNDS INVEST IN OTHER INVESTMENT COMPANIES?

      The laws of some foreign countries may make it difficult or impossible for a Fund to invest directly in issuers organized or headquartered in those countries, or may limit such investments. The only practical means of investing in such companies may be through investment in other investment companies that in turn are authorized to invest in the securities of such issuers. In these cases and in other appropriate circumstances, and subject to the restrictions referred to above regarding investments in companies organized or headquartered in foreign countries, each Fund may invest up to 10% of the value of its total assets in other investment companies but, no more than 5% of its total assets in any one investment company. However, no Fund may acquire more than 3% of the outstanding voting securities of any other investment company.

      If a Fund invests in other investment companies, it will bear its proportionate share of the other investment company's management or administration fees and other expenses. At the same time, the Fund would continue to pay its own management fees and other expenses.

      WHAT ARE THE FUNDS' INVESTMENT POLICIES IN UNCERTAIN MARKETS?

      When the Investment Manager believes a Fund should adopt a temporary defensive posture, including periods of international, political or economic uncertainty, each Fund may hold all or a substantial portion of its assets in cash or cash equivalent investments, U.S. Government obligations, non-convertible preferred stocks, and non-convertible corporate bonds with a remaining maturity of less than one year. During these periods, a Fund may not achieve its investment objective.

      WHERE CAN I FIND ADDITIONAL INFORMATION ABOUT INVESTMENT PRACTICES?

      The STATEMENT OF ADDITIONAL INFORMATION has more detailed information about the investment practices described in this Prospectus as well as information about other investment practices used by the Investment Manager.

CHANGING THE FUNDS' INVESTMENT OBJECTIVES AND POLICIES

      Each Fund's investment objective of long-term capital appreciation is a fundamental policy that may not be changed without stockholder approval. However, except as otherwise indicated in this Prospectus or the SAI, each Fund's other investment policies and restrictions are not fundamental and may be changed without stockholder approval.

      The various percentage limitations referred to in this Prospectus and the SAI apply immediately after a purchase or initial investment. Except as specifically indicated to the contrary, a Fund is not required to sell any security in its portfolio as a result of a change in any applicable percentage resulting from market fluctuations.


INVESTMENT RISKS

      Your investment in the Funds is subject to a variety of risks, including those described below. See the SAI for further information about these and other risks.

      EQUITY INVESTMENTS

      Prices of equity securities fluctuate based on changes in the issuer's financial condition and prospects and on overall market and economic conditions.

      SMALL COMPANIES

      Investments in small companies may involve greater risks than investments in larger companies, and may be speculative. The securities of small companies, as a class, have had periods of more favorable results, and periods of less favorable results, than securities of larger companies as a class. In addition, small companies in which a Fund may invest may have limited or unprofitable operating histories, limited financial resources and inexperienced management. They often face competition from larger or more established firms that have greater resources. Small companies may have less ability to raise additional capital, and may have a less diversified product line (making them susceptible to market pressure), than larger companies. Securities of small and unseasoned companies are often less liquid than securities of larger companies and are frequently traded in the over-the-counter market or on regional exchanges where low trading volumes may result in erratic or abrupt price movements. Selling these securities may take an extended period of time. As a result, to the extent a Fund invests in small companies, its net asset value may be more volatile than would otherwise be the case.

      FOREIGN SECURITIES

      Investing in foreign securities involves significant risks, some of which are not typically associated with investing in securities of U.S. issuers. For example, the value of investments in such securities may fluctuate based on changes in the value of one or more foreign currencies relative to the U.S. dollar. In addition, information about foreign issuers may be less readily available than information about domestic issuers. Foreign issuers generally are not subject to accounting, auditing and financial reporting standards, or to other regulatory practices and requirements, comparable to U.S. issuers. Furthermore, certain foreign countries may be politically unstable, expropriate or nationalize assets, revalue currencies, impose confiscatory taxes, and limit foreign investment and use or removal of funds or other assets of a Fund (including the withholding of dividends and limitations on the repatriation of currencies). A Fund may also face difficulties or delays in obtaining or enforcing judgments.

      Most foreign securities markets have substantially less volume than U.S. markets, and the securities of many foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. There is generally less government regulation of securities markets, securities exchanges, securities dealers, and listed and unlisted companies in foreign countries than in the United States. Foreign markets also have different clearance and settlement procedures, and at times in certain markets settlements have not been able to keep pace with the volume of securities transactions, making it difficult to conduct and complete transactions. In addition, the costs associated with transactions in securities of foreign companies and securities traded on foreign markets, and the expense of maintaining custody of these securities with foreign custodians, generally are higher than in the U.S.

      FUTURES TRANSACTIONS

      The use of stock index futures and options on futures is a highly specialized activity, and the success of any such operations by a Fund is not assured. Gains and losses in such transactions depend upon the Investment Manager's ability to predict correctly the direction of stock prices and other factors. Although hedging operations could reduce the risk of loss due to a decline in the value of the hedged portfolio, they could also limit the potential gain from an increase in the value of the portfolio.

ORGANIZATION AND MANAGEMENT

THE FUNDS AND THE INVESTMENT MANAGER

      The Funds are series of Dresdner RCM Global Funds, Inc. (the "Company").

      Dresdner RCM Global Investors LLC, with principal offices at Four Embarcadero Center, San Francisco, California 94111, is the investment manager of the Funds. The Investment Manager manages each Fund's investments, provides various administrative services, and supervises each Fund's business.

      The Investment Manager provides investment supervisory services to institutional and individual clients. It was established in December of 1998 and is the successor to the business of its holding company, Dresdner RCM Global Investors US Holdings LLC. The Investment Manager was originally formed as Rosenberg Capital Management in 1970, and it and its successors have been consistently in business since then. The Investment Manager is an indirect wholly owned subsidiary of Dresdner Bank AG ("Dresdner"), an international banking organization with principal executive offices in Frankfurt, Germany.

THE PORTFOLIO MANAGERS

      MIDCAP FUND

      Gary B. Sokol, CFA and Brian E. Dombkowski, CFA are the primary portfolio managers of the MidCap Fund (formerly called the "Growth Equity Fund"). Mr. Sokol was a primary portfolio manager of the Small Cap Fund from 1992 to 1997. He is a Managing Director of the Investment Manager, with which he has been associated since 1988. Mr. Dombkowski is a Director of the Investment Manager, with which he has been associated since 1995. Prior to joining Dresdner RCM, he worked for GE Investments in the international equities department following the telecommunications and banking industries.

      SMALL CAP FUND

      Matthew L. Blazei, CFA and Timothy M. Kelly, CFA are the primary portfolio managers of the Small Cap Fund. Mr. Blazei has research and management responsibilities for small cap securities and is a Managing Director of the Investment Manager, with which he has been associated since 1992. Mr. Kelly is a Managing Director of the Investment Manager, with which he has been associated since 1995.

MANAGEMENT FEES AND OTHER EXPENSES

      Each Fund pays the Investment Manager a fee pursuant to an investment management agreement. The MidCap Fund and the Small Cap Fund each pay a monthly fee to the Investment Manager at the annual rate of 0.75% and 1.00% of their average daily net assets, respectively.

      Each Fund is responsible for its own expenses. These include brokerage and commission expenses, taxes, interest charges on borrowings (if any), custodial charges and expenses, investment management fees, and other operating expenses (e.g., legal and audit fees, securities registration expenses, and compensation of directors who are not affiliated with the Investment Manager). These expenses are allocated to each class of shares based on the assets of each class. In addition, each class also bears certain class-specific expenses, such as Rule 12b-1 expenses payable by each Fund's Class N shares.

THE DISTRIBUTOR

      Funds Distributor, Inc. ("FDI" or the "Distributor"), with principal offices at 60 State Street, Suite 1300, Boston, Massachusetts 02109, acts as distributor of shares of the Funds. The Distributor provides mutual fund distribution services to registered investment companies, and is an indirect wholly owned subsidiary of Boston Institutional Group, Inc., which is not affiliated with the Investment Manager or Dresdner.

      The Company, on behalf of its Class N shares, has adopted a distribution and service plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each Fund pays the Distributor an annual fee of up to 0.25% of the average daily net assets of its Class N shares as reimbursement for certain expenses actually incurred by the Distributor in providing distribution and shareholder support services to such shares. Class I shares are not subject to 12b-1 fees.

STOCKHOLDER INFORMATION

BUYING SHARES

      For your convenience, we offer several ways to start and add to Fund investments.

      OPENING YOUR ACCOUNT BY INVESTING THROUGH A FINANCIAL PROFESSIONAL

      If you work with a financial professional, he or she is prepared to handle your planning and transaction needs. Your financial professional will be able to assist you in establishing your Fund account, executing transactions, and monitoring your investment. If you do not hold your Fund investment in the name of your financial professional and you prefer to place a transaction order yourself, please use the instructions below for investing directly.

      You may also purchase shares through certain brokers which have entered into selling group agreements with the Distributor. Brokers may charge a fee for their services at the time of purchase or redemption.

      OPENING YOUR ACCOUNT DIRECTLY

You may establish accounts without the help of an intermediary as follows:

- Choose the Fund in which you wish to invest. Determine the amount you are investing. The minimum initial and subsequent investment requirements for each class of each Fund are as follows:

   ---------------------------------------------------------------------------------------------------------------------------------
                                       Minimum Subsequent Investment   IRA Account Minimum Initial   IRA Account Minimum Subsequent
                     Minimum Initial                                           Investment                      Investment
   Fund                Investment
   ---------------------------------------------------------------------------------------------------------------------------------
   Class N               $5,000                     $250                         $2,000                           $250
   ---------------------------------------------------------------------------------------------------------------------------------

   Class I              $250,000                  $50,000                       $250,000*                        $2,000
   ---------------------------------------------------------------------------------------------------------------------------------
   *   rollovers only

- The Funds reserve the right at any time to waive, increase or decrease the minimum requirements applicable to initial or subsequent investments. In connection with the reorganization of the Funds, each Fund's existing shareholders will be reclassified into each such Fund's newly established Class I shares. As a result, the minimum subsequent investment requirements for Class I shares will be waived for those stockholders whose shares were reclassified as Class I. Minimum subsequent investment requirements do not apply to investors purchasing shares through the Funds' automatic dividend reinvestment plan. In addition, minimum initial investments may vary for investors purchasing shares through a broker-dealer or other intermediary having a service agreement with the Investment Manager and maintaining an omnibus account with the Fund.

- Complete the account application accompanying this Prospectus. Please apply at this time for any account privileges you may want to use in the future, to avoid the delays associated with adding them later on. To add or change account privileges or to re-register an existing account, please speak with a Fund representative at 1-800-726-7240 to determine the additional documentation that will be required.

-  Mail your completed application to:

      Dresdner RCM Global Funds
      P.O. Box 8025
      Boston, MA  02266-8025

   For overnight delivery, mail your completed application to:

      Attn: Boston Financial Data Services
      Dresdner RCM Global Funds
      66 Brooks Drive
      Braintree, MA  02184

      For answers to any questions, please speak with a Fund Representative at 1-800-726-7240.

      We reserve the right to reject any purchase of shares at our sole discretion. The Funds also reserve the right to cancel any purchase order for which payment has not been received by the third business day following the order.

      Confirmation statements showing transactions in your account and a summary of the status of the account serve as evidence of ownership of shares of the Fund. We will forward a confirmation statement to you on receipt of a proper order.

      INVESTING IN YOUR ACCOUNT

      BY WIRE

- Make sure you have established an account by mailing an application as explained above.

- Call 1-800-726-7240 to obtain your account number and to place a purchase order. FUNDS THAT ARE WIRED WITHOUT A PURCHASE ORDER WILL BE RETURNED UNINVESTED.

- After placing your purchase order, instruct your bank to wire the amount of your investment to:
      State Street Bank and Trust Company
      Routing number: 011000028
      Account number:  9905-268-0
      FCC:  your account number, name of registered owner(s) and Fund name

      BY CHECK

- Make out a check (bank or certified) or money order for the investment amount payable to Dresdner RCM [insert the name of the Fund]. Please note:
    No third party checks will be accepted.

-   Mail the check with your completed application to the Fund at:

      Dresdner RCM Global Funds
      P.O. Box 8025
      Boston, MA 02266-8025

      For overnight delivery, mail your completed application to:

      Attn: Boston Financial Data Services
      Dresdner RCM Global Funds
      66 Brooks Drive
      Braintree, MA  02184

      ADDING TO YOUR ACCOUNT

      BY WIRE

- Call the Fund at 1-800-726-7240 to place a purchase order. Money that is WIRED WITHOUT A PURCHASE ORDER WILL BE RETURNED UNINVESTED.

- Once you have placed your purchase order, instruct your bank to wire the amount of your investment as described above.

      BY CHECK

- Make out a check for the investment amount payable to Dresdner RCM [insert the name of the Fund]. Please note: No third party checks will be accepted.

-   Mail the check with a completed investment slip to the Fund at:

              Dresdner RCM Global Funds
              P.O. Box 8025
              Boston, MA 02266-8025

   For overnight delivery, mail the check with a completed application to:

      Attn: Boston Financial Data Services
      Dresdner RCM Global Funds
      66 Brooks Drive
      Braintree, MA  02184

      If you do not have an investment slip, attach a note indicating your account number.

      WITH SECURITIES

   In its discretion, each Fund may accept securities of equal value instead of cash in payment of all or part of the subscription price for Fund shares. Contact the Fund in advance to discuss the securities in question and the documentation necessary to complete the transaction. Any such securities:

- Will be valued at the close of regular trading on the New York Stock Exchange on the day of acceptance of the subscription in accordance with the Fund's method of valuing its securities;

-  Will have a tax basis to the Fund equal to such value;

-  Must not be restricted securities; and

- Must be permitted to be purchased in accordance with the Fund's investment objective and policies and must be securities that the Fund would be willing to purchase at that time.

      BY ELECTRONIC TRANSFER (ACH)

   This service allows for regular investments once an account is established by simply authorizing the automatic withdrawal of funds from a bank account into a specified Fund. The minimum investment pursuant to this plan is $250 for Class N and $50,000 for Class I. Complete the appropriate section of the account application indicating the amount of the automatic monthly investment.

SELLING SHARES

      BY PHONE - WIRE PAYMENT

- Call the Fund at 1-800-726-7240 to verify that the wire redemption privilege via telephone is in place on your account. If it is not, a representative can help you add it. You will be required to provide a signature guaranteed letter of instruction signed by all registered owners, accompanied by a voided check.

-  Place your wire request.

      BY PHONE - CHECK PAYMENT

- Call the Fund at 1-800-726-7240 to verify that you have telephone redemption privileges and place your request. Once your request has been verified, a check for the cash amount (net of any redemption fee, if applicable), payable to the registered owner(s), will be mailed to the address of record. For checks payable to any other party or mailed to any other address, please make your request in writing and include a signature guarantee.

      IN WRITING

- Write a letter of instruction, signed by each registered owner or their duly authorized agent, that includes the following information:

      -   The name of the registered owner(s) of the account
      -   The name of the Fund
      -   The account number
      -   The number of shares or the dollar amount you want to sell
      - The recipient's name and address or wire information (if different from those of the account registration)
      -   A signature guarantee

-  Indicate whether you want any cash proceeds sent by check or by wire.

- Make sure the letter is signed by all registered owners or their authorized parties.

-  Mail the letter to the Fund.

      BY ELECTRONIC TRANSFER(ACH)

- Fill out the appropriate areas of the account application for this feature. To request an electronic transfer (not less than $50; nor more than $100,000), call 1-800-726-7240. Transfers of $50,000 or more will require a signature guarantee. The Fund will transfer your sales proceeds electronically to your bank account. The bank must be a member of the Automated Clearing House.

      SIGNATURE GUARANTEES

      Certain requests must include a signature guarantee, which is designed to protect you and the Funds from fraudulent activities. Your request must be made in writing and include a signature guarantee if any of the following situations apply:

-  You wish to redeem more than $50,000 worth of shares.

- The check is being mailed to an address different from the one on your account (address of record).

-  The check is being made payable to someone other than the account owner.

-  You are instructing us to change your bank account information.

-  You wish to add or change your account privileges.

-  You wish to change the registration information on your account.


OTHER STOCKHOLDER SERVICES AND ACCOUNT POLICIES

      TELEPHONE ORDERS

      We accept telephone orders to buy or sell shares of the Funds. To order call 1-800-726-7240. To guard against fraud, we may record telephone orders or take other reasonable precautions. However, if we do not take such steps to ensure the authenticity of an order, we may bear any loss if the order later proves fraudulent. At times of peak activity, such as during periods of volatile economic or market conditions, it may be difficult to place buy or sell orders by phone. During these times, consider sending your request in writing.

      BUSINESS HOURS AND NAV CALCULATIONS

      Each Fund's regular business days and hours are the same as those of the New York Stock Exchange (NYSE). The price of each Fund's shares is based on its net asset value per share (NAV). Each Fund calculates its net asset value per share (NAV) every business day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time). Shares of the Funds will not be priced on days on which the NYSE is closed for trading. The NYSE is closed for trading on national holidays and weekends. A Fund's securities are typically priced using market quotes or pricing services. When these methods are not available or do not represent a security's value at the time of pricing, the security is valued in accordance with the Fund's fair valuation procedures.

      TIMING OF ORDERS

      Each Fund accepts orders until the close of trading on the NYSE every business day. Orders received before the close of trading on the NYSE are executed the same day at the Fund's NAV for that day. Orders received after the close of trading on the NYSE are executed the following day at that day's NAV. We have the right to suspend redemption of shares of the Funds and to postpone payment of proceeds for up to seven days or as permitted by law.

      We may suspend the right of redemption or the date of payment for more than seven days after shares are tendered for redemption for any period during which

- The New York Stock Exchange is closed (other than a customary weekend or holiday closing) or the SEC determines that trading thereon is restricted;

- An emergency (as determined by the SEC) exists as a result of which disposal by the Fund of securities it owns is not reasonably practicable, or as a result of which it is not reasonably practical for the Fund fairly to determine the value of its net assets; or

-  The SEC by order permits such suspension for the protection of stockholders.

   TIMING OF SETTLEMENTS

      When you buy shares of a Fund, you will become the owner of record when the Fund receives your payment, generally the day following execution. When you sell shares, cash proceeds are generally available the day following execution and will be forwarded according to your instructions.

      When you sell shares that you recently purchased by check, your order will be executed at the Fund's next NAV but the proceeds will not be available until your check clears. This may take up to 15 days from the purchase date. Upon execution of the redemption order, a confirmation statement will be forwarded to you indicating the number of shares sold and the proceeds thereof.

      ACCOUNTS WITH BELOW-MINIMUM BALANCES

      If your account balance in a Fund falls below the minimum ($5,000 for Class N shares and $250,000 for Class I shares) as a result of selling shares (and not because of Fund performance), the Fund reserves the right to ask you to buy more shares or close your account. If your account balance is still below the minimum 90 days after notification, we reserve the right to close out your account and send the proceeds to the address of record.

      AUTOMATIC REINVESTMENT

      We will reinvest each income dividend and capital gain distribution declared on a class of shares of a Fund in full and fractional shares of the Fund of the same class, unless you or your duly authorized agent elect to receive all such payments, or only the dividend or distribution portions, in cash. We will base such reinvestment on the Fund's NAV as determined on the ex-dividend date. You or your authorized agent may request changes in the manner in which dividend and distribution payments are made by written notice to the Fund or by calling the Fund at 1-800-726-7240. This request will be effective as to any subsequent payment if it is received before the record date used for determining your payment. Any dividend and distribution election will remain in effect until you notify the Fund in writing to the contrary.

      EXCHANGE PRIVILEGE

      You may exchange shares of either class of a Fund into shares of the same class of any other Fund offered by Dresdner RCM, without a sales charge or other fee (except redemption fees, if any), by contacting the Fund. You may also exchange Class N shares of a Fund into Class I shares of the Fund or any other Fund offered by Dresdner RCM. Exchange purchases are subject to the minimum investment requirements of the class purchased. To keep Fund expenses low for all shareholders, the Funds will not allow frequent exchanges, purchases, or sales of Fund shares. If a shareholder exhibits a pattern or frequent trading, each Fund reserves the right to refuse to accept further purchase or exchange orders from that shareholder. An exchange will be treated as a redemption and purchase for tax purposes.

      Shares will be exchanged at net asset value per share next determined after receipt by the Fund of:

- A written request for exchange, signed by each registered owner or his or her duly authorized agent exactly as the shares are registered, which clearly identifies the exact names in which the account is registered, the account number and the number of shares or the dollar amount to be exchanged

      Please note: exchanges in excess of $50,000 will require a signature guarantee. Exchanges will not become effective until all documents in the form required have been received by the Fund. If you have any questions, please contact the Fund.

      Please be sure to read carefully the prospectus of any other Fund in which you wish to exchange shares.

      ACCOUNT STATEMENTS

      Stockholder accounts are opened in accordance with your registration instructions. Transactions in the account, such as additional investments and dividend reinvestments, will be reflected on regular confirmation statements. Stockholders will also receive quarterly statements on the status of their accounts reflecting all transactions having taken place within that quarter.

      REPORTS TO STOCKHOLDERS

      Each Fund's fiscal year ends on December 31. Each Fund will issue to its stockholders semi-annual and annual reports. In order to reduce duplicate mailings and printing costs, the Companies will provide one annual and semi-annual report and annual prospectus per household. Information regarding the tax status of income dividends and capital gains distributions will be mailed to stockholders on or before January 31st of each year. Account tax information will also be sent to the IRS.

      REDEMPTION

      Redemption payments will be made wholly in cash unless the Board of Directors believes that unusual conditions exist which would make such payment detrimental to the best interests of a Fund. Under these circumstances, payment of the redemption price could be made in whole or in part in portfolio securities. You would incur brokerage costs to sell such securities.

DIVIDENDS, DISTRIBUTIONS AND TAXES

      Each Fund's dividends and distributions consist of most or all of its net investment income and net realized capital gains. They are typically paid once per year in December. The amount depends on the Fund's investment results and its tax compliance situation. Dividends and distributions normally are reinvested in additional Fund shares. You may instruct your financial professional or the Fund to have them sent to you by check or credited to a separate account.


      If you are an individual (or certain other non-corporate) stockholder, we have to withhold 31% of all dividends, capital gain distributions and redemption proceeds we pay to you if: (a) you have not given us a certified correct taxpayer identification number and (b) except with respect to redemption proceeds, have not certified that backup withholding does not apply. Amounts we withhold are applied to your federal tax liability, and you may obtain a refund from the Internal Revenue Service if withholding results in an overpayment of taxes. Distributions of our taxable income and net capital gain to non-resident alien individuals, non-resident alien fiduciaries of trusts of estate, foreign corporations, or foreign partnerships may also be subject to U.S. withholding tax, although distributions of net capital gain to such stockholders generally will not be subject to withholding.


      A Fund may be required to pay income, withholding and other taxes imposed by foreign countries, generally at rates from 10% to 40%, which would reduce its investment income. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. A Fund may "pass through" to you the amount of foreign income taxes it pays, if it is in the best interests of stockholders. If a Fund does so, you will be required to include in your gross income your pro-rata share of foreign taxes we paid, and you will be able to treat such taxes as either an itemized deduction or a foreign credit against U.S. income taxes on your tax returns. If the Fund does not do so, you will not be able to deduct your share of such taxes in computing your taxable income and will not be able to take your share of such taxes as a credit against your U.S. income taxes.

      In general, selling shares for cash, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

                 ------------------------------------------------------------------------------
                 TRANSACTION                                    TAX STATUS

                 ------------------------------------------------------------------------------
                 Income dividends                               Ordinary income
                 ------------------------------------------------------------------------------
                 Short-term capital gains                       Ordinary income
                 distributions
                 ------------------------------------------------------------------------------


                                       20

                 ------------------------------------------------------------------------------
                 Long-term capital gains                        Capital gains
                 distributions
                 ------------------------------------------------------------------------------
                 Sales or exchanges of shares                   Capital gains or losses
                 owned for more than one
                 year
                 ------------------------------------------------------------------------------
                 Sales or exchange of shares                    Gains are treated as
                 owned for one year or less                     ordinary income; losses
                                                                are subject to special rules
                 ------------------------------------------------------------------------------

      Dividends and other distributions generally are taxable to you at the time they are received. However, dividends declared in October, November and December by the Funds and made payable to you in such month are treated as paid and are thereby taxable as of December 31, provided that the Funds pay the dividend no later than January 31 of the following year.

      If you purchase a Fund's shares shortly before the record date for a dividend or other distribution thereon, you will pay full price for the shares. This is known as "buying a distribution" because you will receive some portion of your purchase price back as a distribution even though, because the amount of the dividend or other distribution reduces the shares' net asset value, it actually represents a return of invested capital. Depending on your taxpayer status, that distribution may be taxable.

      You will receive, after the end of each year, full information on dividends, capital gain distributions and other reportable amounts with respect to your shares of a Fund for tax purposes. This includes information such as the portion taxable as capital gains and the amount of dividends, if any, eligible for the federal dividends-received deduction for corporate taxpayers.

      Foreign stockholders may be subject to special withholding requirements. A penalty is charged on certain pre-retirement distributions from retirement accounts. Consult your tax adviser about the federal, state and local tax consequences in your particular circumstances.

      The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities. Because each investor's tax circumstances are unique, please consult your tax professional about your investment in a Fund.

FINANCIAL HIGHLIGHTS

The following financial highlights tables show the financial performance of each Fund's predecessor for the past 5 fiscal years as well as for the six-month period ended June 30, 2000. The information for the past five fiscal years has been audited by PricewaterhouseCoopers LLP, whose report, along with the predecessors' financial statements, are included in the Annual Report of Dresdner RCM Capital Funds, Inc. The financial information for the six-month period ended June 30, 2000, should be read in conjunction with the financial statements, which are included in the Semi-Annual Report of Dresdner RCM Capital Funds, Inc. Both the Annual and Semi-Annual Report are available upon request and incorporated by reference into the SAI.

DRESDNER RCM MIDCAP FUND


                                                  ---------------------------------------------------------------------------------
                                                     For a share
                                                     outstanding
                                                    during the six
                                                     months ended                 For a share outstanding during the
                                                        June 30:                    fiscal year ended December 31:
                                                  ---------------------------------------------------------------------------------

                                                  ---------------------------------------------------------------------------------
                                                   2000(unaudited)(2)     1999(2)     1998(2)     1997(2)     1996(1)(2)     1995
Per Share Operating Performance:
  Net asset value, beginning of period                   $8.02             $5.87       $6.23       $6.40        $9.13        $7.89
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
  Income from investment operations:
    Net investment income (loss)                         (0.02)            (0.01)        --        (0.01)       (0.01)        0.02
    Net realized and unrealized gain on
     investments                                          1.98              3.42        0.81        1.08         1.59         2.66
  Total from investment operations                        1.96              3.41        0.81        1.07         1.58         2.68
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
  Less distributions:

    From net investment income                                               --          --          --           --         (0.02)

    From net realized gain on
     investments                                                           (1.26)      (1.17)      (1.24)       (4.31)       (1.42)
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
      Total distributions                                                  (1.26)      (1.17)      (1.24)       (4.31)       (1.44)
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
Net asset value, end of year                             $9.98             $8.02       $5.87       $6.23        $6.40        $9.13
                                                   =================    ==========  ==========  ==========   ==========   =========

Total Return (3)                                         24.31%            60.18%      15.06%      17.50%       19.07%       34.53%
                                                   =================    ==========  ==========  ==========   ==========   =========


Ratios and supplemental data:
Net assets, end of period (in millions)                 $1,311            $1,357        $975        $961         $896       $1,325
                                                   =================    ==========  ==========  ==========   ==========   =========
Ratio of operating expenses to average
 net assets                                               0.76%(4)          0.77%       0.76%       0.76%        0.84%        0.76%
                                                   =================    ==========  ==========  ==========   ==========   =========
Ratio of net investment income to
 average net assets                                      (0.43)%(4)        (0.22)%     (0.01)%     (0.17)%      (0.12)%       0.22%
                                                   =================    ==========  ==========  ==========   ==========   =========
Portfolio turnover                                      101.71%           198.17%     168.24%     155.10%      115.89%       96.46%
                                                   =================    ==========  ==========  ==========   ==========   =========
                                                  ---------------------------------------------------------------------------------


--------------------------------------------------------
(1) Stock split 25:1 at the close of business on June 17, 1996. All prior period per share amounts were restated to reflect the stock split.
(2)      Calculated using the average share method.
(3) Total return measures the change in value of an investment over the period indicated.
(4)      Annualized.

DRESDNER RCM SMALL CAP FUND


                                                  ---------------------------------------------------------------------------------
                                                     For a share
                                                     outstanding
                                                    during the six
                                                     months ended                 For a share outstanding during the
                                                        June 30:                    fiscal year ended December 31:
                                                  ---------------------------------------------------------------------------------

                                                  ---------------------------------------------------------------------------------
                                                   2000(unaudited)(2)     1999(2)     1998(2)     1997(2)     1996(1)(2)     1995
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
Per Share Operating Performance:
  Net asset value, beginning of period                   $10.23            $9.36       $11.66     $11.77        $11.35       $9.42
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
  Income from investment
   operations:
     Net investment loss                                  (0.04)           (0.06)       (0.07)     (0.08)        (0.08)      (0.04)
     Net realized and unrealized gain
     on investments                                        1.36             1.20          --(3)     2.29          3.82        3.21
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
  Total from investment operations                         1.32             1.14        (0.07)      2.21          3.74        3.17
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
  Less distributions:
     From net realized gain on
      investments                                                            --         (2.23)     (2.32)        (3.32)      (1.24)
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
     In excess of realized gain on
      investments                                                          (0.27)         --         --            --          --
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
 Total distributions                                                       (0.27)       (2.23)     (2.32)        (3.32)      (1.24)
                                                   -----------------    ----------  ----------  ----------   ----------   ---------
Net asset value, end of year                             $11.55           $10.23        $9.36     $11.66        $11.77      $11.35
                                                   =================    ==========  ==========  ==========   ==========   =========

Total Return (4)                                          12.71%           12.40%        1.11%     19.49%        34.39%      34.08%
                                                   =================    ==========  ==========  ==========   ==========   =========
Ratios and supplemental data:
Net assets, end of period (in
 millions)                                                 $376             $405         $558       $661          $569        $410
                                                   =================    ==========  ==========  ==========   ==========   =========
Ratio of operating expenses to
 average net assets                                        1.02%(5)         1.02%        1.01%      1.02%         1.00%       1.01%
                                                   =================    ==========  ==========  ==========   ==========   =========
Ratio of net investment income to
 average net assets                                       (0.65)%(5)       (0.71)%      (0.61)%    (0.68)%       (0.58)%     (0.22)%
                                                   =================    ==========  ==========  ==========   ==========   =========

Portfolio turnover                                        98.97%          116.42%      131.85%    117.64%       117.00%      83.91%
                                                   =================    ==========  ==========  ==========   ==========   =========


--------------------------------------------------------
(1) Stock split 12:1 at the close of business on June 17, 1996. All prior period per share amounts were restated to reflect the stock split.
(2)      Calculated using the average share method.
(3) The amount shown for a share outstanding does not correspond with the aggregate net gain on investments for the period due to timing of sales and repurchases of Fund shares in relation to fluctuating market values of the investments of the Fund.
(4) Total return measures the change in value of an investment over the period indicated.
(5)      Annualized.

[Back Page]


FOR MORE INFORMATION ABOUT THE DRESDNER RCM GLOBAL FUNDS, THE FOLLOWING DOCUMENTS ARE AVAILABLE FREE UPON REQUEST:

ANNUAL/SEMIANNUAL REPORTS:

      The Funds' annual and semi-annual reports to shareholders contain detailed information on each Fund's investments. The annual report includes a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during their last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI):

      The SAI provides more detailed information about the Funds, including operations and investment policies. It is incorporated by reference and is legally considered as part of this Prospectus.

      You can get free copies of the reports and the SAI, or request other information and discuss your questions about the Funds, by contacting us at:

             Dresdner RCM Global Funds
             Four Embarcadero Center
             San Francisco, CA  94111
             Telephone 1-800-726-7240
             www.DRCMFunds.com

      You can review the Funds' Reports and SAI at the Public Reference Room of the Securities and Exchange Commission. You can also get copies:

      - For a fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009 or calling 1-800-SEC-0330 or by email at publicinfo@sec.gov.

      -      Free from the Commission's Website at http://www.sec.gov


Investment Company Act file no. 811-9100.